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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Coulter Pharmaceutical, Inc.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                                                     94-3219075
(State of Incorporation or Organization)                        (I.R.S. Employer
                                                             Identification no.)
550 California Avenue, Suite 200
Palo Alto, California                                        94306-1440
(Address of principal executive offices)                              (zip code)



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
If this Form relates to the registration of a class of debt    If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to            securities and is to become effective simultaneously
General Instruction A(c)(1) please check the following         with the effectiveness of a concurrent registration
box. [ ]                                                       statement under the Securities Act of 1933 pursuant to
                                                               General Instruction A(c)(2) please check the following
                                                               box. [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to                            Name of Each Exchange on Which
   be so Registered                               Each Class is to be Registered

N/A                                               N/A




       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 55 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-17661 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 11, 1996 and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
       Exhibit
       Number       Description
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
       3.1          Amended and Restated Certificate of Incorporation of the Registrant.(1)

       3.2          Form of Amendment to Certificate of Incorporation to be filed prior to the offering.(1)

       3.3          Form of Amended and Restated Certificate of Incorporation of the Registrant to be
                    effective upon the closing of the offering.(1)

       3.4          Bylaws of the Registrant.(1)

       3.5          Bylaws of the Registrant to be effective upon the closing of the offering.(1)

       4.2          Specimen stock certificate.(2)

       4.3          Amended and Restated Investors' Rights Agreement, dated April 18, 1996, between the Registrant and certain investors.(1)

       4.4          Warrant Agreement to purchase Common Stock, dated December 6, 1996, between the Registrant and Lease Management Services, Inc.(1)
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(1) Filed as an exhibit to the Registration Statement and incorporated herein by reference.

(2) To be filed by amendment to the Registration Statement and incorporated herein by reference.
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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Coulter Pharmaceutical, Inc.





Date:  December 19, 1996               By: /s/ Michael F. Bigham
                                         ---------------------------------------
                                          Michael F. Bigham
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)